SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

September 11, 2002
(Date of earliest event reported)

ORIOLE HOMES CORP.
(Exact name of Registrant as specified in its charter)

Florida (State of incorporation or organization)	1-6963 (Commission File No.)	59-1228702 (IRS Employer Identification No.)

1690 South Congress Avenue, Suite 200
Delray Beach, Florida 33445
(Address of principal executive offices)

(561) 274-2000
(Registrant’s telephone number, including area code)

Item 5. Other Events.

     On September 11, 2002, Oriole Homes Corp, a Florida corporation (the “Company”), and Levy Acquisition Co., a Florida corporation, entered into an agreement and plan of merger (the “Merger Agreement”), pursuant to which Levy Acquisition Co. will merge with and into the Company with the Company as the surviving corporation (the “Merger”). Levy Acquisition Co. is a newly formed company and is wholly-owned by Richard D. Levy, Harry A. Levy, Mark A. Levy and a group of family members and certain related entities (collectively, the “Levy Group”). Richard D. Levy, Harry A. Levy and Mark A. Levy serve as directors and officers of Levy Acquisition Co. and as directors and senior executive officers of the Company.

     The Company’s board of directors, acting on the recommendation of a committee of its independent directors (the “Independent Committee”), has approved the Merger and the Merger Agreement, pursuant to which each share of Class A and Class B Common Stock, each par value $.10 per share, of the Company (collectively, the “Common Stock”) outstanding at the effective time of the Merger (other than shares held by Levy Acquisition Co. and the Levy Group) will be converted into the right to receive $4.90 in cash. The transaction is subject to a number of closing conditions, including approval of the Merger by holders of a majority of the outstanding shares of each class of Common Stock, voting as separate classes, and by holders of a majority of all shares of Common Stock, voting together as a single class, present and voting at the meeting of the Company’s shareholders which are not held by Levy Acquisition Co. and the Levy Group, as well as other customary conditions. Although the Merger Agreement does not contain a financing contingency, the Company has been advised by Levy Acquisition Co. and the Levy Group that they intend to obtain financing to purchase all of the outstanding shares of Common Stock not owned by them.

     The Levy Group beneficially owns 60.1% of the outstanding shares of Class A Common Stock and 24.5% of the outstanding shares of Class B Common Stock. In addition, Andrew J. McLaughlin, Jr., Thomas L. Kempner, Irwin D. Rowe, Andrew J. McLaughlin, Jr. as Trustees for Loeb Rhodes Hornblower Profit Sharing Trading for Account of Andrew J. McLaughlin, Jr., Robert Grubin, Gideon J. King, Loeb Arbitrage Management, Inc., Loeb Arbitrage Fund and Loeb Partners Corporation (collectively, the “Loeb Group”), have agreed to vote their shares of Common Stock in favor of the Merger and the Merger Agreement, pursuant to a Support and Exchange Agreement. The Loeb Group beneficially owns 8.6% of the outstanding shares of Class A Common Stock and 35.2% of the outstanding shares of Class B Common Stock.

     Subject to the terms and conditions of the Merger Agreement, the Company is not prohibited, upon the recommendation of the Independent Committee, from furnishing information to, or entering into discussions or negotiations with, any person that submits an unsolicited written, bona fide proposal to the Company with respect to a “Competing Transaction,” as such term is defined in the Merger Agreement. If the Company’s board of directors, upon the recommendation of the Independent Committee, determines that it is in the best interests of the Company’s shareholders to accept the “Competing Transaction,” the Company has the right to terminate the Merger Agreement. In such event, the Company has agreed to pay Levy Acquisition Co. up to $350,000 of its reasonable expenses relating to the Merger and a termination fee of $500,000.

2

     The preceding is qualified in its entirety by reference to the Merger Agreement and the Support and Exchange Agreement, copies of which are attached hereto as Exhibits 2.1 and 99.1, respectively, and which are incorporated herein by reference.

SAFE HARBOR

     This report contains forward-looking information including statements about the Merger. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those indicated by such forward-looking statements, including the risk that the conditions to the Merger, including the requirement to obtain shareholder approval of the Merger, will not be satisfied and the Merger will not be completed. Other factors associated with the Company’s business that may affect its operations are discussed in its Annual Report on Form 10-K filed on March 29, 2002 and the Company’s other filings with the Securities and Exchange Commission.

Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

     Not applicable.

(b) Pro Forma Financial Information.

     Not applicable.

(c) Exhibits.

2.1	Agreement and Plan of Merger, dated as of September 11, 2002, between Levy Acquisition Co. and the Company.

99.1	Support and Exchange Agreement, dated as of September 11, 2002, among Levy Acquisition Co. and Andrew J. McLaughlin, Jr., Thomas L. Kempner, Irwin D. Rowe, Andrew J. McLaughlin, Jr. as Trustees for Loeb Rhodes Hornblower Profit Sharing Trading for Account of Andrew J. McLaughlin, Jr., Robert Grubin, Gideon J. King, Loeb Arbitrage Management, Inc., Loeb Arbitrage Fund and Loeb Partners Corporation.

3

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORIOLE HOMES CORP.

By: /s/ Richard D. Levy

Name: Richard D. Levy Title: Chairman of the Board, Chief Executive Officer, Director
Date: September 12, 2002

4

EXHIBIT INDEX

Exhibit	Description

2.1	Agreement and Plan of Merger, dated as of September 11, 2002, between Levy Acquisition Co. and the Company.

99.1	Support and Exchange Agreement, dated as of September 11, 2002, among Levy Acquisition Co. and Andrew J. McLaughlin, Jr., Thomas L. Kempner, Irwin D. Rowe, Andrew J. McLaughlin, Jr. as Trustees for Loeb Rhodes Hornblower Profit Sharing Trading for Account of Andrew J. McLaughlin, Jr., Robert Grubin, Gideon J. King, Loeb Arbitrage Management, Inc., Loeb Arbitrage Fund and Loeb Partners Corporation.

5